Exhibit 15

Awareness of Independent Registered
Public Accounting Firm

We are aware that our report dated May 9, 2022, included with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, is incorporated by reference in Forms S-8 (Nos. 333-136645, 333-148763, 333-188591, 333-211116, 333-226608, 333-229805 and 333-264409) and Form S-3 (No. 333-261495). Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), this report should not be considered a part of these registration statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

BKD, LLP

Little Rock, Arkansas
May 9, 2022